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AQUA METALS, INC.

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Aqua Metals Files Definitive Proxy Materials and Mails Letter to Stockholders

Aqua Metals Board Urges Stockholders to Vote FOR All of the Board’s Five Highly Qualified Director Nominees on the GOLD Proxy Card

ALAMEDA, Calif., April 19, 2018 – Aqua Metals, Inc. (NASDAQ: AQMS) (“Aqua Metals” or the “Company”), which is commercializing an electrochemical lead recycling technology called AquaRefining™, today announced that it has filed definitive proxy materials with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the Company’s 2018 annual meeting of stockholders (the “Annual Meeting”), which is scheduled to be held on June 5, 2018. Aqua Metals stockholders of record as of the close of business on April 25, 2018 will be entitled to vote at the Annual Meeting.

In connection with the definitive proxy filing, Aqua Metals is mailing a letter to stockholders urging them to use the GOLD proxy card to vote for all of the Board of Directors’ five (5) director nominees at the Annual Meeting.

The full text of the letter follows:

April 19, 2018

Dear Fellow Shareholders:

We are writing to you today regarding Aqua Metals’ 2018 Annual Meeting of Stockholders, which will be held on June 5, 2018. At the Annual Meeting, you will be asked to consider and vote upon the election of five (5) director candidates nominated by your Board to serve as directors of the Company and be the stewards of your investment at this critical time of transition.

This is a pivotal moment for Aqua Metals as the Company commercializes its proprietary AquaRefining™ recycling technology and is poised to revolutionize a $20 billion industry. At this juncture, experienced leaders with technical expertise, key industry relationships and business and financial acumen are critical to lead Aqua Metals and build value for our shareholders.

Your Board urges Aqua Metals shareholders to vote FOR each of its five (5) director nominees named in the enclosed GOLD proxy card.

YOUR BOARD HAS A DEFINED PLAN TO CAPITALIZE ON THE STRONG COMMERCIAL POTENTIAL OF AQUAREFINING

Aqua Metals has a dedicated and highly qualified Board that has developed and is executing a plan to maximize the commercial value of our unique electrochemical lead recycling technology, AquaRefining™, as well as our valuable know-how, relationships and assets. Our technology uniquely positions the Company to revolutionize and serve the $20+ billion addressable lead commodity market worldwide.

As we have previously reported, the Company is scaling up operations at the world’s first AquaRefinery at the Tahoe Reno Industrial Center (TRIC) in McCarren, Nevada, and is making substantial progress to bring the first four modules on-line and produce Aqua Refined lead. We will be communicating with you over the coming weeks about our operational progress and achievements.

We have further bolstered the value of our electrochemical lead recycling technology, AquaRefining™, through a strategic partnership with Johnson Controls, Inc., the world’s largest battery company, and a global intellectual property strategy that provides patent protection in the US, Canada, Korea, Australia, Japan and South Africa. The Board continues to work diligently to explore further partnering and licensing relationships, in an effort to accelerate the commercial application of the AquaRefining™ technology.

YOUR BOARD IS ASSEMBLING A HIGHLY QUALIFIED EXECUTIVE TEAM TO LEAD THE COMPANY THROUGH THE NEXT PHASE OF GROWTH AND DEVELOPMENT

Since late January 2018, the Board has conducted a comprehensive search for a new CEO to succeed Dr. Stephen Clarke. We expect this process to be completed in the near future.

In addition, as recently announced, Frank Knuettel II has agreed to join the Company’s executive team as Chief Financial Officer. Frank brings extensive strategic and operational financial leadership and has over 20 years of management and business experience in public and venture-backed firms. Thomas Murphy, a founder and interim Chief Financial Officer of Aqua Metals, has been nominated for election to the Board at the Annual Meeting.

In addition to its efforts to strengthen the Company’s management team, as previously announced, in February 2018, the Board initiated a process to identify up to two new independent director candidates to enhance the composition of the Board. This process was intended to ensure that the Board has the best mix of skills, diversity, and industry and other relevant experience to best guide and oversee the implementation of the Company’s operating strategy so as to maximize the value of the Company and return on investment for our shareholders.

Following an extensive search, your Board has nominated Eric Prouty, an experienced sustainability-focused analyst and successful business development consultant, for election to the Board at the Annual Meeting as an independent director candidate. In addition to his valuable public company board experience, including as a director of Hudson Technologies (NASDAQ: HDSN), Mr. Prouty has significant experience as an equity research analyst covering the sustainability sector, including at Canaccord Genuity, Adams Harkness and Robertson Stephens. Mr. Prouty adds a strong investor focus to the Board, and his background and analytical skills will be extremely valuable as we pursue the commercialization opportunities of the AquaRefining™ technology.

Your Board’s slate of qualified director nominees includes:

Mark Slade	Former Director of the London Metals Exchange; experienced and successful in metals and commodities trading
Mark Stevenson	Former Head of Asian Operations for RSR/EcoBatt; experienced and successful in lead smelting and battery recycling
Vincent L. DiVito	Former CFO of fast-growing specialty chemicals company; finance professional with deep experience in SEC/public company financial reporting and accounting and capital markets
Eric A. Prouty	Director of Hudson Technologies; successful business development consultant with significant experience as an equity research analyst covering the sustainability sector
Thomas Murphy	Founder and former Chief Financial Officer of Aqua Metals

We believe your Board’s slate of five (5) director nominees is an exceptionally qualified team of leaders that brings extensive relevant experience and industry contacts to lead the Company through the next pivotal phase of growth and development.

KANEN WEALTH MANAGEMENT, AN OPPORTUNISTIC HEDGE FUND WITH NO BUSINESS PLAN FOR YOUR COMPANY AND NO KNOWLEDGE OF THE COMPANY’S TECHNOLOGY OR RELEVANT INDUSTRY EXPERIENCE, IS TRYING TO STEAL CONTROL OF YOUR COMPANY WITHOUT ANY PAYMENT WHATSOEVER TO YOU

Just as your Company is heading into an exciting new phase and looking ahead to the commercialization of its game-changing AquaRefining™ technology, Kanen Wealth Management, LLC (which we refer to as “Kanen”), an opportunistic hedge fund that has acquired virtually its entire “single-digit” stake in the Company within approximately the past two months, has launched a proxy contest to steal control of your Company and replace your Board with its five (5) handed-picked opposition director candidates for election at the Annual Meeting. We believe that handing control of the Company and the future of your investment at this critical time to a short-term, self-interested opportunist with no industry experience or knowledge of the Company’s business would jeopardize the Company’s future and risk destroying its prospects.

You should know that your Board has attempted to engage constructively with Kanen, as we do with all our shareholders. As disclosed in the Company’s definitive proxy statement, in the interest of avoiding the expense and distraction of a proxy contest, on April 10, 2018, the Company’s outside counsel presented to Kanen’s outside counsel what we believe was a reasonable framework for a potential settlement. Despite the Company’s good faith effort to achieve an amicable resolution, Kanen’s response was to launch his proxy contest the very next day.

DON’T PUT YOUR VALUABLE INVESTMENT IN THE HANDS OF A SHORT-TERM, SELF-SERVING OPPORTUNIST

VOTE THE GOLD PROXY CARD FOR THE COMPANY’S SKILLED NOMINEES

THROW AWAY ANY WHITE PROXY CARD YOU RECEIVE FROM KANEN

Your Board recommends that you vote FOR each of its five (5) director nominees named in the enclosed GOLD proxy card. You may receive solicitation materials, including a white proxy card, from Kanen seeking your proxy. Your Board has not approved or nominated, and does NOT endorse, any of Kanen’s insurgent director nominees. We strongly urge shareholders not to return any white proxy card sent to you by Kanen.

If you have already voted using a white proxy card sent to you by Kanen, you can revoke that proxy by voting FOR your Board’s nominees named in the Company’s proxy statement by using the enclosed GOLD proxy card. Only the latest-dated and validly executed proxy that you submit will count at the Annual Meeting.

We are committed to protecting our shareholders from hostile raids by short-term, opportunistic investors, and are counting on your support at the Annual Meeting.

If you have any questions or need assistance in voting your shares, please contact the Company’s proxy solicitor listed below:

1407 Broadway

New York, New York 10018

(212) 929-5500 (Call Collect)

or

Call Toll-Free (800) 322-2885

Email: proxy@mackenziepartners.com

Your vote is very important. Whether or not you attend the Annual Meeting in person, and regardless of the number of shares of Aqua Metals that you own, it is important that your shares be represented and voted at the Annual Meeting. Therefore, your Board urges you to vote your shares of common stock via the Internet, telephone or by promptly marking, dating, signing, and returning the GOLD proxy card in the postage-paid envelope enclosed.

We thank you for your support and participation.

Sincerely,

Your Board of Directors

About Aqua Metals

Aqua Metals, Inc. (NASDAQ:AQMS) is reinventing lead recycling with its patented and patent-pending AquaRefining™ technology. AquaRefining is a room temperature, water-based process that is fundamentally non-polluting. These modular systems allow the Company to reduce environmental impact and scale lead acid recycling production capacity both by building its own AquaRefineries and licensing the AquaRefining technology to partners. This meets growing demand for lead to power new applications including stop/start automobile batteries which complement the vehicle’s main battery, Internet data centers, alternative energy applications including solar, wind, and grid scale storage. Aqua Metals is based in Alameda, California, and has built its first recycling facility in Nevada’s Tahoe Reno Industrial Complex. To learn more, please visit www.aquametals.com.

Important Additional Information and Where to Find It

This press release may be deemed to contain solicitation material in respect of the solicitation of proxies from the Company’s stockholders in connection with the Company’s 2018 Annual Meeting. The Company has filed with the SEC, and mailed to the Company’s stockholders, its definitive proxy statement and GOLD proxy card relating to the Annual Meeting, as well as the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the SEC on March 15, 2018 (the “Annual Report”). The definitive proxy statement contains important information about the Company, the Annual Meeting and related matters. Stockholders may obtain a free copy of the Company’s definitive proxy statement and other documents that the Company files with the SEC on the SEC’s website, at www.sec.gov. INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT, THE ACCOMPANYING GOLD PROXY CARD AND ANY OTHER RELEVANT SOLICITATION MATERIALS BECAUSE THESE DOCUMENTS CONTAIN IMPORTANT INFORMATION.

Aqua Metals, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the Annual Meeting. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company are set forth in the Company’s definitive proxy statement, the accompanying GOLD proxy card and other relevant solicitation materials filed by the Company. These documents, and any and all other documents filed by the Company with the SEC, may be obtained by investors and stockholders free of charge on the SEC’s website at www.sec.gov. Copies will also be available at no charge on the Company’s website at www.aquametals.com.

Safe Harbor

This press release contains forward-looking statements concerning Aqua Metals. Forward-looking statements include, but are not limited to our plans, objectives, expectations and intentions and other statements that contain words such as “expects,” “contemplates,” “anticipates,” “plans,” “intends,” “believes” and variations of such words or similar expressions that predict or indicate future events or trends, or that do not relate to historical matters. The forward looking statements in this letter to stockholders include the strength and efficacy of Aqua Metals’ portfolio of patent applications and issued patents, the lead acid battery recycling industry, the future of lead acid battery recycling via traditional smelters, the Company’s development of its commercial lead acid battery recycling facilities and the quality and efficiency of the Company’s proposed lead acid battery recycling operations. Those forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially. Among those factors are: (1) the risk that the Company may not be able to produce and market AquaRefined lead on a commercial basis or, if the Company achieves commercial operations, that such operations will be profitable, (2) the fact that the Company only recently commenced production and has not generated any significant revenue to date, thus subjecting the Company to all of the risks inherent in a pre-revenue start-up; (3) the risk no further patents will be issued on the Company’s patent applications or any other application that it may file in the future and that those patents issued to date and any patents issued in the future will be sufficiently broad to adequately protect the Company’s technology, (4) the risk that the Company’s initial patents and any other patents that may be issued to it may be challenged, invalidated, or circumvented, (5) risks related to Aqua Metals’ ability to raise sufficient capital, as and when needed, to develop and operate its recycling facilities and fund continuing losses from operations as the Company endeavors to achieve profitability; (6) changes in the federal, state and foreign laws regulating the recycling of lead acid batteries; (7) the Company’s ability to protect its proprietary technology, trade secrets and know-how and (8) those other risks disclosed in the section “Risk Factors” included in the Annual Report. Aqua Metals cautions readers not to place undue reliance on any forward-looking statements. The Company does not undertake, and specifically disclaims any obligation, to update or revise such statements to reflect new circumstances or unanticipated events as they occur, except as required by law.

Investor Contact:

Gagnier Communications
Dan Gagnier
646-569-5897
dg@gagnierfc.com

MacKenzie Partners, Inc.
Paul R. Schulman
Main: 212-929-5364
pschulman@mackenziepartners.com